UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 4, 2009

Collexis Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-33495	30-0505595
(Commission File Number)	(IRS Employer Identification No.)

1201 Main Street, Suite 980, Columbia, SC	29201
(Address of principal executive offices)	(Zip Code)

(803) 727-1113
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement.

On March 4, 2009, Collexis Holdings, Inc. (the “Company”) issued and sold to Alpha Capital Anstalt (the “Subscriber”) for aggregate consideration of $650,000 (1) a Secured Convertible Promissory Note in the principal amount of $764,705.88 (the “Note”), (2) 2,050,128 shares (the “Incentive Shares”) of common stock of the Company, $0.001 par value per share (the “Common Stock”) and (3) a Class A Common Stock Purchase Warrant exercisable for 6,117,647 shares of Common Stock (the “Warrant”) at a per share price of $0.165, pursuant to a Subscription Agreement dated as of March 4, 2009 (the “Subscription Agreement”, together with the Note and the Warrant, the “Transaction Documents”).

Following the issuance of the Incentive Shares and assuming conversion of the Note in full and exercise of the Warrant in its entirety, the Company will have 135,250,840 shares of Common Stock issued and outstanding, without giving effect to other outstanding warrants, options and conversion rights of the Company exercisable for or convertible into shares of common stock.

Secured Convertible Promissory Note.   The Note matures on March 20, 2010 if not accelerated or converted prior to such date.  The Note bears interest at the annual rate of 7%, which is payable in arrears on August 31, 2009, November 30, 2009 and at maturity.  Following any sale and issuance by the Company of any debt or equity in excess of $3,000,000 or the sale of assets of the Company in excess of $3,000,000, the Subscriber has the option to elect to have all amounts due under the Note and the Transaction Documents paid in cash out of the net proceeds at a value of 135% of the outstanding principal amount and accrued interest, otherwise the Note is not available for prepayment by the Company.  Pursuant to the Note, the Company has five days within which to make any payment due, after the grace period a default interest rate of 18% per annum applies.  The holder of the Note has the right to convert the principal and interest due under the Note into shares of Common Stock (the “Conversion Shares”) at a conversion price of $0.125 per share, subject to reduction to the lowest price per share for which the Company sells equity during the term of the Note, and otherwise subject to equitable adjustment in the event of a merger, consolidation, sale of assets, reclassification, stock dividend or stock split.

The Note is secured by (1) a first priority security interest in the assets of the Company and its subsidiaries, including ownership of the subsidiaries and in the assets of the subsidiaries, to the extent permissible under the outstanding obligations of the Company, and (2) an unconditional guaranty of payment and performance by each of the Company’s subsidiaries.

As set forth in the Subscription Agreement, if the Company fails within 3 business days to deliver certificates representing the Conversion Shares for which the Note is converted, the Company is required to pay the Note holder liquidated damages in the amount of $100 per business day thereafter until delivery for each $10,000 of principal and interest for which the Note is converted.  Further, if the Company fails to deliver the Conversion Shares for which the Note is converted within 7 business days, the holder may purchase that number of shares of Common Stock to which it is entitled to receive from the Company and the Company must pay in cash to the holder the amount by which the holder’s total purchase price for the Common Stock exceeds the aggregate principal and interest amount for which the Note was converted, together with interest thereon at a rate of 15% per annum.

Class A Common Stock Purchase Warrant.  Pursuant to the terms of the Warrant the Subscriber has the right to purchase 6,117,647 shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.165 per share, which is 110% of the reported closing bid price of the Common Stock on the business day prior to the date of issuance.  The Warrant has a term of five years from the issue date and may be exercised at any time in whole are in part by payment of the exercise price in cash or in a cashless transaction.  If the Company fails within 3 business days to deliver certificates representing the Warrant Shares for which the Warrant is exercised, the Company is required to pay the Warrant holder liquidated damages in the amount of $100 per business day thereafter until delivery for each $10,000 of exercise price for which the Warrant is exercised.  Further, if the Company fails to deliver the Warrant Shares for which the Warrant is exercised within 7 business days, the holder may purchase that number of shares of Common Stock to which it is entitled to receive from the Company and the Company must pay in cash to the holder the amount by which the holder’s total purchase price for the Common Stock exceeds the aggregate exercise price required to be delivered for the Warrant Shares, together with interest thereon at a rate of 15% per annum.  The number of Warrant Shares subject to the Warrant and the exercise price thereof is subject to equitable adjustment in the event of a merger, consolidation, sale of assets, reclassification, stock dividend or stock split.  The exercise price of the Warrant is also subject to reduction to the lowest price per share for which the Company sells equity during the term of the Warrant

Subscription Agreement and Registration Rights.  The Subscription Agreement imposes certain covenants, restrictions and obligations on the Company (please see the full text of the Subscription Agreement annexed hereto as Exhibit 10.1 for information regarding all such provisions).   For example, until the last to occur of (i) two years after the closing, (ii) until all the Incentive Shares, Conversion Shares and Warrant Shares (collectively, the “Registerable Securities”) have been resold or transferred by the Subscriber pursuant to a registration statement or Rule 144, or (iii) the Note and Warrants are no longer outstanding, the Company will maintain the registration of the Common Stock under the Securities Exchange Act, comply with all reporting obligations required thereby, take no action to terminate the registration of the Common Stock and maintain the quotation or listing of its Common Stock on the OTC Bulletin Board or other principal trading exchange for the Common Stock.  The Company can use the proceeds for offering expenses and general working capital, they may not be used for accrued and unpaid officer and director salaries, payment of financing related debt, redemption of outstanding notes or equity instruments nor outstanding non-trade obligations.  For so long as any Note is outstanding, the Company cannot prepay or redeem any financing related debt, past due obligations, or any outstanding equity instrument.  In addition, for so long as the Note is outstanding, the Company cannot enter into any equity line of credit or similar agreement, nor issue or agree to issue any floating or variable priced equity linked instruments or equity with price reset rights.

The Subscription Agreement provides that in certain events such as (1) the Company is prohibited from issuing Conversion Shares or Warrant Shares, (2) the Company redeems any securities junior to the Notes, (3) the occurrence of any Event of Default (as defined in the Transaction Documents) that continues for more than 10 days, (4) the Company no longer having a class of shares publicly traded or listed on an exchange or other electronic trading system, (5) the Company becoming a subsidiary of another entity (other than for the purposes of a redomestication), (6) a majority of the board of directors of the Company no longer serving as directors of the Company except due to natural causes, (7) the sale, lease or transfer of substantially all the assets of the Company or its subsidiaries, or (8) the liquidation, dissolution or winding up of the Company, then at the Subscriber's election, the Company must pay to the Subscriber within 10 business days after request by Subscriber, a sum of money up to 120% of the outstanding principal amount of the Note designated by Subscriber, plus accrued but unpaid interest and any other amounts due under the Transaction Documents.

Subject to certain excepted transactions, if at any time the Note or Warrant is outstanding, the Company issues or agrees to any Common Stock or securities convertible into or exercisable for Common Stock (or modifies any of the foregoing which may be outstanding) at a price per share or conversion or exercise price per share which is less than the Conversion Price or the Warrant exercise price in effect at such time, then the Company shall issue, for each such occasion, additional shares of Common Stock to the Subscriber with respect to those Conversion Shares, Incentive Shares and Warrants Shares that are then still owned by the Subscriber so that the average per share purchase price of all securities of the Company purchased and owned by the Subscriber at such date is equal to such other lower price per share and the Conversion Price and Warrant exercise price shall automatically be reduced to such other lower price.

Pursuant to the Subscription Agreement, the Company has granted registration rights to the Subscriber with respect to the Registrable Securities such that the Company shall file a Form S-1 registration statement (or such other form that it is eligible to use) to register the Registrable Securities for resale within 60 calendar days after the closing, and cause the registration statement to be declared effective not later than 120 days after the closing date or 150 after the closing date if the registration statement is the subject of a “full review” by the Securities and Exchange Commission.  If (A) the Registration Statement is not filed on or before such date, (B) the Registration Statement is not declared effective on or before the required effective date, or (C) the registration statement is filed and declared effective but thereafter ceases to be effective without being succeeded by an effective replacement, then the Company shall deliver in cash to the holder of Registrable Securities as liquidated damages an amount equal to 1% for each 30 days (or such lesser pro-rata amount for any period of less than 30 days) of the outstanding principal amount of the Note and purchase price of Incentive Shares, Conversion Shares and Warrant Shares, subject to a cap of 9% in the aggregate.  Further, in the event commencing 6 months after the Closing Date and ending 36  months thereafter, the Subscriber is not permitted to resell any of the Registrable Securities without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to non-affiliate Subscribers of Rule 144(b)(1)(i) under the Securities Act or any successor rule, then the Company shall pay to the Subscriber as liquidated damages an amount equal to 1% for each 30 days (or such lesser pro-rata amount for any period less than 30 days) not to exceed 9% in the aggregate of the purchase price of the Conversion Shares and Warrant Shares.

The Company agreed to pay one of its principal shareholders a Credit Enhancement Fee of $65,000, additionally, the Company has agreed in principle to grant the shareholder 3.5 million warrants exercisable at $0.20 per share in consideration for the collateral placed by the shareholder with the note holder as security for the note and the guarantee of the note by the shareholder.  The Warrants will vest immediately and be exercisable over five years with respect to the issuance of the note.  The shareholder guaranteed the Company’s obligations under the Note and provided substantial additional personal collateral to secure the guarantee.

The Company did not obtain an independent valuation of the securities sold in this transaction, or the fairness to the Company, its creditors or shareholders of the consideration received for the sale of the Incentive Shares, Note and Warrant or the terms and conditions of the Transaction Documents.

The foregoing summary is qualified in its entirety by reference to the full text of the Transaction Documents, which are filed as exhibits to this Current Report.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the creation of a direct financial obligation is incorporated by reference into this Item 2.03.

Item 3.02             Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

The Incentive Shares, Note and Warrant were offered solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act.  The securities sold were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Subscription Agreement, dated as of March 4, 2009, by and between Collexis Holdings, Inc. and Alpha Capital Anstalt.

10.2	Secured Convertible Promissory Note, dated as of March 4, 2009, issued by Collexis Holdings, Inc. to Alpha Capital Anstalt.

10.3	Class A Common Stock Purchase Warrant, dated as of March 4, 2009, issued by Collexis Holdings, Inc. to Alpha Capital Anstalt.

10.4	Security Agreement, dated as of March 4, 2009, by and between Collexis Holdings, Inc. and Alpha Capital Anstalt.

10.5
Subsidiary Guaranty, dated as of March 4, 2009, by Biomed Experts, Inc., a Nevada corporation, Collexis US, Inc., a Delaware corporation, Lawriter LLC, an Ohio limited liability company for the benefit of Alpha Capital Anstalt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEXIS HOLDINGS, INC.

Dated: March 10, 2009	By:	/s/ Mark Murphy
Mark Murphy
Chief Financial Officer